Exhibit 10.20

AMENDMENT No. 3 TO 12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 3 to the 12% Senior Secured Convertible Promissory Note (this “Amendment”) dated December 14, 2021 is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Borrower”), on the one hand, and YVSGRAMORAH LLC (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the 12% Senior Secured Convertible Promissory Note dated March 6, 2019, as amended, issued by the Borrower to the Holder (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on March 6, 2019, the Borrower issued to the Holder the Note in the principal amount of $50,000; and

WHEREAS, the Parties wish to amend the Note to add a conversion limitation.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                   Conversion Limitation. Pursuant to Section 7(i) of the Note, Section 4(a) of the Note is hereby amended so that, as amended, Section 4(a) of the Note reads as follows:

a.                   Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into Common Shares at the option of the Holder, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall be required to physically surrender this Note to the Company. The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion. In no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. No conversions by the Holder shall be made within less than three (3) months of the prior conversion.

2.                   No Other Changes. Except as amended hereby, the Transaction Documents will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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3.                   Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4.                   Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

5.                   Incorporation by Reference. The terms of the Note, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

6.                   Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

BORROWER:	IIOT-OXYS, Inc.

Date: December 14, 2021	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

HOLDER:	YVSGRAMORAH LLC

Date: December 14, 2021	By	/s/ Sergey Gogin
Sergey Gogin, President

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EXHIBIT A

12% Senior Secured Convertible Promissory Note dated March 6, 2019, as Amended

[See Attached]

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